EXHIBIT 21
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                                ABRAMS INDUSTRIES, INC.

                               Abrams Construction, Inc.
                              Abrams Fixture Corporation
                                  Abrams Properties, Inc.
                           Merchants Crossing of Englewood, Inc.
                      Merchants Crossing of North Fort Myers, Inc.
                               Merchants Crossing, Inc.
                                  South Elmec, Inc.